UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              AMP PRODUCTIONS, LTD.
             (Exact name of registrant as specified in its charter.)

                 NEVADA                                98-0400189
(State of incorporation of organization) (I.R.S. Employer Identification Number)

                             500-666 BURRARD STREET
                       VANCOUVER, BRITISH COLUMBIA V5C 2X8
          (Address of principal executive offices, including zip code.)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                             NAME OF EACH EXCHANGE OF WHICH EACH
TITLE OF EACH CLASS TO BE SO REGISTERED:     CLASS IS TO BE REGISTERED:

               None                                        None

If  this  form  relates to the registration of a class of securities pursuant to
Section  12(b)  of  the  Exchange  Act  and  is  effective  pursuant  to General
Instruction  A(c),  check  the  following  box.  [  ]

If  this  form  relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box [x]

Securities  Act  registration  statement file number to which this form relates:
FORM  SB-2;  FILE  NO.  333-106291

        Securities to be registered pursuant to Section 12(g) of the Act:

                       COMMON STOCK, PAR VALUE OF $0.0001
                                (Title of Class)


ITEM  1.     DESCRIPTION  OF  REGISTRANT'S  SECURITIES  TO  BE  REGISTERED.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No.333-106291) is incorporated by reference into this registration statement.

ITEM  2.     EXHIBITS

The following Exhibits are incorporated herein by reference pursuant to Rule 12b-32:

EXHIBIT NO.     DOCUMENT  DESCRIPTION

3.1             Articles  of  Incorporation.  (1)
3.2             Bylaws.  (1)
5.1             Legal  opinion  (1)
10.1            Promissory  note  (1)
10.2            Option  to  Purchase  Agreement  "Pelicula"  (1)
10.3            Option  to  Purchase  Agreement  "Code  Blue"  (1)
23.1            Consent  of  Accountant  (3)
23.2            Consent  of  Counsel  (contained  in  Exhibit  5.1  (1)
99.1            Specimen  subscription  agreement  (2)

(1) Previously filed as an exhibit to the Registration Statement on Form SB-2 on June 19, 2003.
(2) Previously filed as an exhibit to the Registration Statement on Form SB-2 Amendment No. 2 on October 28, 2003.
(3) Previously filed as an exhibit to the Registration Statement on Form SB-2 Amendment No. 2 on December 16, 2003.

                                   SIGNATURES

In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 27th day of February, 2006.

AMP  PRODUCTIONS,  LTD.
(Registrant)


By:     /s/  Thomas  Mills
        President,  CEO,  Principal  Accounting  Officer